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As filed with the United States Securities and Exchange Commission on March 26, 2013

Registration No. 333-187356

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GW PHARMACEUTICALS PLC
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant's name into English)

England and Wales (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Porton Down Science Park, Salisbury
Wiltshire, SP4 0JQ
United Kingdom
(44) 198 055-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, NY 10011
(212) 590-9330
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Edward S. Best David S. Bakst Mayer Brown LLP 1675 Broadway New York, NY 10019 Telephone: (212) 506 2500 Facsimile: (212) 262 1910	Justin D. Gover, Chief Executive Officer
Adam D. George, Chief Financial Officer
GW Pharmaceuticals plc
Porton Down Science Park, Salisbury
Wiltshire, SP4 0JQ
United Kingdom
Telephone: (44) 198 055-7000
Facsimile: (44) 198 055-7111	Jonathan L. Kravetz Daniel T. Kajunski Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Telephone: (617) 542-6000 Facsimile: (617) 542-2241

          Approximate date of commencement of proposed sale to the public:

          As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Ordinary Shares, par value £0.001 per share(2)(3)	$50,000,000	$6,820

(1)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Registration fee has been previously paid in connection with the initial filing of this Registration Statement.

(3)
Includes ordinary shares that the underwriters may purchase solely to cover overallotments, if any.

(4)
American Depositary Shares issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No.: 333-        ). Each American depositary share will represent             ordinary shares.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

 Explanatory Note

        GW Pharmaceuticals plc is filing this Amendment No. 1 (this "Amendment") to its Registration Statement on Form F-1 (Registration No. 333-187356) (the "Registration Statement") as an exhibit-only filing to file Exhibits 10.1 through 10.30 and 10.35 and to amend and restate the list of exhibits set forth in Item 8 of Part II of the Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than this explanatory note as well as revised versions of the cover page and Item 8 of Part II of the Registration Statement. This Amendment does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

 Part II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.    Indemnification of directors and officers

        The Registrant's articles of association provide that, subject to the Companies Act 2006, every person who is or was at any time a director or other officer (excluding an auditor) of the Registrant may be indemnified out of the assets of the Registrant against all costs, charges, expenses, losses or liabilities incurred by him in performing his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

        The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

        In the underwriting agreement, the underwriters will agree to indemnify, under certain conditions, the Registrant, members of the Registrant's board of directors, members of the executive management board and persons who control the Registrant within the meaning of the Securities Act, against certain liabilities.

Item 7.    Recent sales of unregistered securities

        The following information is furnished with regard to all securities issued by the Registrant within the last three years that were not registered under the Securities Act. The issuance of such shares was deemed exempt from registration requirements of the Securities Act as such securities were offered and sold outside of the United States to persons who were neither citizens nor residents of the United States or such sales were exempt from registration under Section 4(a)(2) of Securities Act.

        No underwriter or underwriting discount or commission was involved in any of the issuances set forth in this Item 7.

Options to Purchase Ordinary Shares

        From October 1, 2009 through February 22, 2013, the Registrant issued an aggregate of 3,394,483 options to purchase ordinary shares under its equity incentive plans. Of these options:

  •
  options to purchase 46,350 ordinary shares have been canceled without being exercised;

  •
  options to purchase 190,000 ordinary shares have been exercised at a weighted average exercise price of £0.001 per share; and

  •
  options to purchase a total of 3,158,133 ordinary shares are currently outstanding, at a weighted average exercise price of £0.001 per share.

Item 8.    Exhibits

(a)
The following documents are filed as part of this Registration Statement:

Exhibit Number		Description of Exhibit
1.1	(1)	Form of Underwriting Agreement.
3.1	*	Memorandum & Articles of Association of GW Pharmaceuticals plc.
4.1	*	Form of specimen certificate evidencing ordinary shares.
4.2	(2)	Form of Deposit Agreement among GW Pharmaceuticals plc, Citibank, N.A., as the depositary bank and all Holders and Beneficial Owners of ADSs issued thereunder.
4.3	(2)	Form of American Depositary Receipt (included in Exhibit 4.2).
4.4	*	Share Warrant to subscribe for ordinary shares issued to Biomedical Value Fund, L.P. dated August 2009.

Exhibit Number		Description of Exhibit
4.5	*	Share Warrant to subscribe for ordinary shares issued to Biomedical Value Fund, L.P. dated August 2009.
4.6	*	Share Warrant to subscribe for ordinary shares issued to Biomedical Offshore Value Fund, L.P. dated August 2009.
4.7	*	Share Warrant to subscribe for ordinary shares issued to Biomedical Offshore Value Fund, L.P. dated August 2009.
5.1	(1)	Opinion of Mayer Brown International LLP as to the validity of the securities being offered under the laws of GW Pharmaceuticals plc's jurisdiction of organization.
10.1	†	License and Distribution Agreement between Bayer AG Division Pharma and GW Pharma Ltd., dated May 20, 2003.
10.2	†	Amendment Number 1 to the License and Distribution Agreement, dated November 4, 2003.
10.3		Amendment Number 2 to the License and Distribution Agreement between GW Pharma Ltd. and Bayer Healthcare AG Division Pharma, dated January 14, 2004.
10.4	†	Amendment Number 3 to the License and Distribution Agreement between GW Pharma Ltd. and Bayer Healthcare AG Division Pharma, dated March 1, 2005.
10.5	†	Amendment Number 4 to the License and Distribution Agreement between GW Pharma Ltd. and Bayer Healthcare AG Division Pharma, dated May 10, 2005.
10.6		Amendment Number 5 to the License and Distribution Agreement between GW Pharma Ltd. and Bayer Schering Pharma AG (fka Bayer AG, Bayer HealthCare, Division Pharma), dated March 10, 2010.
10.7	†	Supply Agreement between Bayer AG and GW Pharma Ltd., dated May 20, 2003.
10.8	†	Amendment Number 1 to the Supply Agreement between GW Pharma Ltd. and Bayer Healthcare AG, dated November 4, 2003.
10.9	†	Amendment Number 2 to the Supply Agreement between GW Pharma Ltd. and Bayer Healthcare AG, dated May 10, 2005.
10.10	†	Amendment Number 3 to the Supply Agreement between GW Pharma Ltd. and Bayer Schering Pharma AG (fka Bayer AG, Bayer HealthCare, Division Pharma), dated March 10, 2010.
10.11	†	Product Commercialisation and Supply Consolidated Agreement between GW Pharma Limited and Almirall Prodesfarma, S.A., dated June 6, 2006.
10.12	†	Amendment No. 1 to the Product Commercialisation and Supply Consolidated Agreement between GW Pharma Ltd. and Laboratorios Almirall S.A., dated March 4, 2009.
10.13	†	Amendment to the Product Commercialisation and Supply Consolidated Agreement, dated June 6, 2006 between GW Pharma Ltd. and Almirall S.A., dated July 23, 2010.
10.14	†	Supplementary Agreement to the Product Commercialisation and Supply Consolidated Agreement, dated June 6, 2006 between GW Pharma Ltd. and Almirall S.A., dated November 17, 2011.
10.15	†	Amendment and Supplementary Agreement to the Product Commercialisation and Supply Consolidated Agreement, dated June 6, 2006 between GW Pharma Ltd. and Almirall S.A., dated March 13, 2012.

Exhibit Number		Description of Exhibit
10.16	†	Research Collaboration and Licence Agreement between GW Pharma Ltd. and GW Pharmaceuticals plc and Otsuka Pharmaceutical Co., Ltd., dated July 9, 2007.
10.17	†	Amendment No. 1 to Research Collaboration and Licence Agreement, dated March 14, 2008.
10.18	†	Amendment No. 2 to Research Collaboration and Licence Agreement, dated June 29, 2010.
10.19	†	Development and License Agreement between GW Pharma Ltd. and GW Pharmaceuticals Plc and Otsuka Pharmaceutical Co., Ltd., dated February 14, 2007.
10.20	†	Amendment No. 1 to Development and License Agreement, dated November 1, 2008.
10.21	†	Letter amending Development and License Agreement, dated October 21, 2010.
10.22	†	Distribution and License Agreement, dated April 8, 2011, by and between GW Pharma Ltd. and Novartis Pharma AG.
10.23	†	Manufacturing and Supply Agreement, dated November 9, 2011, by and between Novartis Pharma AG and GW Pharma Ltd.
10.24	†	Production Supply Agreement, dated March 7, 2007.
10.25	†	Lease, dated July 6, 2009.
10.26	†	Lease, dated October 9, 2009.
10.27	†	Lease, dated April 6, 2011.
10.28	†	Lease, dated October 12, 2011.
10.29	†	Lease, dated January 6, 2012.
10.30	†	Agreement for Lease, dated April 4, 2012.
10.31	*	Occupational Underlease, dated August 11, 2010.
10.32	*	Lease, dated May 24, 2011.
10.33	*	Tenancy Agreement, dated November 19, 2012.
10.34	*	Service Agreement by and between GW Pharma Ltd., and Adam George, dated June 1, 2012.
10.35	†	Service Agreement by and between GW Pharma Ltd., and Chris Tovey, dated July 11, 2012.
10.36	*	Service Agreement by and between GW Research Ltd. and Dr. Geoffrey Guy, dated March 14, 2013.
10.37	*	Service Agreement by and between GW Research Ltd. and Justin Gover, dated February 26, 2013.
10.38	*	Service Agreement by and between GW Research Ltd. and Dr. Stephen Wright, dated January 18, 2013.
10.39	*	Letter of Appointment by and between GW Pharmaceuticals plc and James Noble, dated February 26, 2013.
10.40	*	Letter of Appointment by and between GW Pharmaceuticals plc and Tom Lynch, dated February 26, 2013.
10.41	*	Letter of Appointment by and between GW Pharmaceuticals plc and Cabot Brown, dated February 19, 2013.

Exhibit Number		Description of Exhibit
10.42	*	Long Term Incentive Plan.
10.43	*	GW Pharmaceuticals All Employee Share Scheme.
10.44	*	GW Pharmaceuticals Approved Share Option Scheme 2001.
10.45	*	GW Pharmaceuticals Unapproved Share Option Scheme 2001.
21.1	*	List of Subsidiaries.
23.1	*	Consent of Deloitte LLP.
23.2	(1)	Consent of Mayer Brown International LLP (included in Exhibit 5.1).
24.1	(1)	Powers of Attorney (included in the signature page to this Registration Statement).

*
Previously filed.

†
Confidential treatment requested.

(1)
To be filed in an amendment to this registration statement prior to effectiveness.

(2)
Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-            ), filed with the Securities and Exchange Commission with respect to ADSs representing ordinary shares.
(b)
Financial Statement Schedules

        All Schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 9.    Undertakings

(a)
The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salisbury, England, on March 26, 2013.

GW PHARMACEUTICALS PLC
By:	/s/ ADAM GEORGE
Name: Adam George Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Justin Gover		Chief Executive Officer (Principal Executive Officer) and Director	March 26, 2013
/s/ ADAM GEORGE Adam George		Chief Financial Officer (Principal Financial and Accounting Officer) and Director	March 26, 2013
* Dr. Geoffrey Guy		Director	March 26, 2013
* Dr. Stephen Wright		Director	March 26, 2013
* Chris Tovey		Director	March 26, 2013
* James Noble		Director	March 26, 2013
* Cabot Brown		Director and Authorized U.S. Representative	March 26, 2013
* Thomas Lynch		Director	March 26, 2013
*By:	/s/ ADAM GEORGE Adam George Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1.1	(1)	Form of Underwriting Agreement.
3.1	*	Memorandum & Articles of Association of GW Pharmaceuticals plc.
4.1	*	Form of specimen certificate evidencing ordinary shares.
4.2	(2)	Form of Deposit Agreement among GW Pharmaceuticals plc, Citibank, N.A., as the depositary bank and all Holders and Beneficial Owners of ADSs issued thereunder.
4.3	(2)	Form of American Depositary Receipt (included in Exhibit 4.2).
4.4	*	Share Warrant to subscribe for ordinary shares issued to Biomedical Value Fund, L.P. dated August 2009.
4.5	*	Share Warrant to subscribe for ordinary shares issued to Biomedical Value Fund, L.P. dated August 2009.
4.6	*	Share Warrant to subscribe for ordinary shares issued to Biomedical Offshore Value Fund, L.P. dated August 2009.
4.7	*	Share Warrant to subscribe for ordinary shares issued to Biomedical Offshore Value Fund, L.P. dated August 2009.
5.1	(1)	Opinion of Mayer Brown International LLP as to the validity of the securities being offered under the laws of GW Pharmaceuticals plc's jurisdiction of organization.
10.1	†	License and Distribution Agreement between Bayer AG Division Pharma and GW Pharma Ltd., dated May 20, 2003.
10.2	†	Amendment Number 1 to the License and Distribution Agreement, dated November 4, 2003.
10.3		Amendment Number 2 to the License and Distribution Agreement between GW Pharma Ltd. and Bayer Healthcare AG Division Pharma, dated January 14, 2004.
10.4	†	Amendment Number 3 to the License and Distribution Agreement between GW Pharma Ltd. and Bayer Healthcare AG Division Pharma, dated March 1, 2005.
10.5	†	Amendment Number 4 to the License and Distribution Agreement between GW Pharma Ltd. and Bayer Healthcare AG Division Pharma, dated May 10, 2005.
10.6		Amendment Number 5 to the License and Distribution Agreement between GW Pharma Ltd. and Bayer Schering Pharma AG (fka Bayer AG, Bayer HealthCare, Division Pharma), dated March 10, 2010.
10.7	†	Supply Agreement between Bayer AG and GW Pharma Ltd., dated May 20, 2003.
10.8	†	Amendment Number 1 to the Supply Agreement between GW Pharma Ltd. and Bayer Healthcare AG, dated November 4, 2003.
10.9	†	Amendment Number 2 to the Supply Agreement between GW Pharma Ltd. and Bayer Healthcare AG, dated May 10, 2005.
10.10	†	Amendment Number 3 to the Supply Agreement between GW Pharma Ltd. and Bayer Schering Pharma AG (fka Bayer AG, Bayer HealthCare, Division Pharma), dated March 10, 2010.

Exhibit Number		Description of Exhibit
10.11	†	Product Commercialisation and Supply Consolidated Agreement between GW Pharma Limited and Almirall Prodesfarma, S.A., dated June 6, 2006.
10.12	†	Amendment No. 1 to the Product Commercialisation and Supply Consolidated Agreement between GW Pharma Ltd. and Laboratorios Almirall S.A., dated March 4, 2009.
10.13	†	Amendment to the Product Commercialisation and Supply Consolidated Agreement, dated June 6, 2006 between GW Pharma Ltd. and Almirall S.A., dated July 23, 2010.
10.14	†	Supplementary Agreement to the Product Commercialisation and Supply Consolidated Agreement, dated June 6, 2006 between GW Pharma Ltd. and Almirall S.A., dated November 17, 2011.
10.15	†	Amendment and Supplementary Agreement to the Product Commercialisation and Supply Consolidated Agreement, dated June 6, 2006 between GW Pharma Ltd. and Almirall S.A., dated March 13, 2012.
10.16	†	Research Collaboration and Licence Agreement between GW Pharma Ltd. and GW Pharmaceuticals plc and Otsuka Pharmaceutical Co., Ltd., dated July 9, 2007.
10.17	†	Amendment No. 1 to Research Collaboration and Licence Agreement, dated March 14, 2008.
10.18	†	Amendment No. 2 to Research Collaboration and Licence Agreement, dated June 29, 2010.
10.19	†	Development and License Agreement between GW Pharma Ltd. and GW Pharmaceuticals Plc and Otsuka Pharmaceutical Co., Ltd., dated February 14, 2007.
10.20	†	Amendment No. 1 to Development and License Agreement, dated November 1, 2008.
10.21	†	Letter amending Development and License Agreement, dated October 21, 2010.
10.22	†	Distribution and License Agreement, dated April 8, 2011, by and between GW Pharma Ltd. and Novartis Pharma AG.
10.23	†	Manufacturing and Supply Agreement, dated November 9, 2011, by and between Novartis Pharma AG and GW Pharma Ltd.
10.24	†	Production Supply Agreement, dated March 7, 2007.
10.25	†	Lease, dated July 6, 2009.
10.26	†	Lease, dated October 9, 2009.
10.27	†	Lease, dated April 6, 2011.
10.28	†	Lease, dated October 12, 2011.
10.29	†	Lease, dated January 6, 2012.
10.30	†	Agreement for Lease, dated April 4, 2012.
10.31	*	Occupational Underlease, dated August 11, 2010.
10.32	*	Lease, dated May 24, 2011.
10.33	*	Tenancy Agreement, dated November 19, 2012.
10.34	*	Service Agreement by and between GW Pharma Ltd., and Adam George, dated June 1, 2012.

Exhibit Number		Description of Exhibit
10.35	†	Service Agreement by and between GW Pharma Ltd., and Chris Tovey, dated July 11, 2012.
10.36	*	Service Agreement by and between GW Research Ltd. and Dr. Geoffrey Guy, dated March 14, 2013.
10.37	*	Service Agreement by and between GW Research Ltd. and Justin Gover, dated February 26, 2013.
10.38	*	Service Agreement by and between GW Research Ltd. and Dr. Stephen Wright, dated January 18, 2013.
10.39	*	Letter of Appointment by and between GW Pharmaceuticals plc and James Noble, dated February 26, 2013.
10.40	*	Letter of Appointment by and between GW Pharmaceuticals plc and Tom Lynch, dated February 26, 2013.
10.41	*	Letter of Appointment by and between GW Pharmaceuticals plc and Cabot Brown, dated February 19, 2013.
10.42	*	Long Term Incentive Plan.
10.43	*	GW Pharmaceuticals All Employee Share Scheme.
10.44	*	GW Pharmaceuticals Approved Share Option Scheme 2001.
10.45	*	GW Pharmaceuticals Unapproved Share Option Scheme 2001.
21.1	*	List of Subsidiaries.
23.1	*	Consent of Deloitte LLP.
23.2	(1)	Consent of Mayer Brown International LLP (included in Exhibit 5.1).
24.1	(1)	Powers of Attorney (included in the signature page to this Registration Statement).

*
Previously filed.

†
Confidential treatment requested.

(1)
To be filed in an amendment to this registration statement prior to effectiveness.

(2)
Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-            ), filed with the Securities and Exchange Commission with respect to ADSs representing ordinary shares.

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Explanatory Note
Part II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 6. Indemnification of directors and officers
  Item 7. Recent sales of unregistered securities
  Item 8. Exhibits
  Item 9. Undertakings